United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 23, 2016

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 23, 2016, Urstadt Biddle Properties Inc. (the "Company") entered into a $100 million Amended and Restated Unsecured Credit Agreement (the "Credit Agreement") with a syndicate of three banks led by The Bank of New York Mellon, as administrative agent.  The syndicate also includes Wells Fargo Bank N.A. and Bank of Montreal (co-syndication agents).  The Company's repayment obligations under the Credit Agreement are guaranteed by the Company's subsidiaries that own real estate unencumbered by mortgages.   Under the Credit Agreement, the Company may request the issuance of letters of credit up to an aggregate amount of $10 million.
Loans made and letters of credit issued under the Credit Agreement can be used for general corporate purposes.
The lenders' commitments under the Credit Agreement will terminate on August 23, 2020, the maturity date.  The outstanding principal balance of borrowings under the Credit Agreement will be due on the maturity date, other than letters of credit which will have expiration dates that do not exceed one year from the issue date.  The Company has the option to increase the capacity under the Credit Agreement up to $150 million from $100 million to the extent existing lenders or other lenders agree to provide the additional commitment.  In addition, the Company has the ability, upon satisfaction of certain conditions outlined in the Credit Agreement, to extend the maturity date of the facility to August 23, 2021.
The Company may elect to have loans under the Credit Agreement bear interest at (a) a Eurodollar rate based on LIBOR, plus an applicable margin of 1.35% to 1.95%, depending on the percentage that the Company's consolidated total indebtedness represents of the gross asset value (as such terms are defined in the agreement), or (b) a base rate equal to The Bank of New York Mellon's prime lending rate plus 0.35% to 0.95%.  In addition, the Company will pay a quarterly commitment fee on the average daily un-advanced portion of the total amount committed under the Credit Agreement at a rate of 0.25%, if borrowings under the Credit Agreement are less than $50 million, or 0.15%, if borrowings equal or exceed $50 million.
The Credit Agreement contains representations and financial and other affirmative and negative covenants usual and customary for this type of agreement.  So long as any amounts remain outstanding or unpaid under the Credit Agreement, the Company must satisfy certain financial covenants:  (1) unsecured indebtedness may not exceed $400 million; (2) secured indebtedness may not exceed 40% of gross asset value, as determined under the Credit Agreement; (3) total secured and unsecured indebtedness, excluding preferred stock, may not be more than 60% of gross asset value; (4) unsecured indebtedness may not exceed 60% of the eligible real asset value of unencumbered properties in the unencumbered asset pool as defined under the Credit Agreement; (5) earnings before interest, taxes, depreciation and amortization must be at least 150% of fixed charges; (6) the net operating income from unencumbered properties must be 200% of unsecured interest expenses; (7) not more than 15% of the gross asset value and unencumbered asset pool may be attributable to the Company's pro rata share of the value of unencumbered properties owned by non-wholly owned subsidiaries or unconsolidated joint ventures; and (8) the number of un-mortgaged properties in the unencumbered asset pool must be at least 10 and at least 10 properties must be owned by the Company or a wholly owned subsidiary.  For purposes of these covenants, eligible real estate value is calculated as the sum of the Company's properties annualized net operating income for the prior 2 fiscal quarters capitalized at 6.75% and the purchase price of any eligible real estate asset acquired during the prior two fiscal quarters.  Gross asset value is calculated as the sum of (a) eligible real estate value; (b) the Company's pro rata share of eligible real estate value of eligible joint venture assets; (c) cash and cash equivalents; (d) marketable securities; (e) the book value of the Company's construction projects and the Company's pro rata share of the book value of construction projects owned by unconsolidated joint ventures and (f) eligible mortgages and trade receivables, as defined in the agreement.
The Credit Agreement includes usual and customary events of default and remedies for facilities of this nature (with customary grace periods, as applicable) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the Credit Agreement may be accelerated and/or the lenders' commitments may be terminated.  In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement will automatically become immediately due and payable and the lenders' commitments will automatically terminate.
The Company has customary corporate and commercial banking relationships with the lenders and agents.
A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference herein.
Item 1.02	Termination of a Material Definitive Agreement
On August 23, 2016, in connection with the entry into the Credit Agreement, the Company terminated its $80 million unsecured revolving credit agreement, dated as of  September 12, 2012, among The Bank of New York Mellon with a syndicate of three other banks including Wells Fargo Bank N.A.(syndication agent), Bank of Montreal  and Regions Bank (co-documentation agents).

For a description of the material terms and conditions of the terminated unsecured credit facility, see Item 7 in the Company's Annual Report on Form 10-K for the year ended October 31, 2015, which Item 7 is incorporated herein by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:
10.1
Amended and Restated Credit Agreement, dated as of August 23, 2016, by and among Urstadt Biddle Properties Inc., The Bank of New York Mellon, as Administrative Agent, and Wells Fargo Bank, N.A., and Bank of Montreal, as co-syndication agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 26, 2016	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

By: /s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1
Amended and Restated Credit Agreement, dated as of August 23, 2016, by and among Urstadt Biddle Properties Inc., The Bank of New York Mellon, as Administrative Agent, and Wells Fargo Bank, N.A., and Bank of Montreal, as co-syndication agents.